Exhibit 99.1

Security With Advanced Technology and PepperBall Technologies Agree to Merge

PepperBallwith the most recognized name brand in less-lethal projectile marketplace combining with SWAT’s new Mark-IV rifle ruggedized launcher to advance as the dominant supplier in the less-lethal domestic and international market.

Louisville, Colo., May 28, 2008—Security With Advanced Technology, Inc. (Nasdaq: SWAT) announced today that it has executed a plan of merger with PepperBall Technologies, Inc., (“PTI” or “PepperBall”) based in San Diego, CA. The merger agreement provides for a truly combined enterprise in a 50/50 equity and board member representation transaction. Closing of the transaction is subject to customary conditions, including approval by both companies’ shareholders and the filing and effectiveness of a Form S-4 registration statement covering the shares to be issued by SWAT in the transaction. Eric Wenaas, President and CEO of PepperBall will continue in that role for the combined entity. Security With Advanced Technology will change its name to PepperBall Technologies, Inc. Pepperball is the most widely recognized name brand and largest supplier of non-lethal pava-based launchers and projectiles for those launchers. PepperBall introduced two new patent-pending handheld launcher products in late 2007, one for use only in the institutional market and the other has broad application in both the institutional and the consumer market. Based upon annualized interim sales rates for each of the companies, the combined enterprise would have a current annual run-rate of approximately $5 million, prior to the expected positive impact of either company’s new launcher products.

PTI develops, manufactures and markets non-lethal and less-lethal weapons and compliance technology utilizing its PepperBall® technology for use by law enforcement, correctional facilities, the military as well as private security officers (collectively characterized as the “institutional” market). PepperBall has sold over 16,500 launchers and 15 million projectiles to over 3,000 law enforcement agencies, correctional institutions (prisons), security companies, and the military since PTI’s 1999 inception. To date, PepperBall has sold a variety of launchers which generally have been based on larger-format launchers for institutional use. Under new management for the past four years, PTI has focused on and devoted substantial resources to developing new technologies which it believes have much broader market potential. PepperBall is now poised to pursue the institutional user as well as the public consumer with sales of its new products. PTI’s development of new hand-held launchers include 1) the FlashLauncher™, a five-shot pava filled projectile launcher integrated into a rugged flashlight and 2) the SA-4, a four-shot handheld launcher specifically designed to compete with the Taser™ marketed by Taser International in the institutional market. These first two products were introduced in late 2007 and have been well received, but to date, sales have been limited by production capabilities. The SA-4 was designed for, and will be sold only to institutional users, while the FlashLauncher will be offered to both consumers and institutional users.

The PepperBall FlashLauncher system combines a rugged flashlight and a five-shot PepperBall launcher in one product. Its bright 100 lumen flashlight effectively illuminates search areas including the inside of vehicles, rooms, corrections cells, etc. at ranges exceeding the maximum suggested range of the launcher. A significant positive attribute of this product is that it appears to be only a flashlight, thereby lessening the possibility of problem situations escalating because no weapon is visible. Law enforcement or corrections officers can quickly assess hostile situations and, if needed, immediately launch up to five PepperBall projectiles in semi-automatic fashion to control or subdue subjects. The FlashLauncher’s range and effectiveness significantly exceeds pepper spray products currently in use for similar control situations. This makes the FlashLauncher a first choice less-lethal option in many scenarios including room entry and searches, cell checks and extractions, traffic stops, DUI check points, domestic disputes or defensive tactics. It has a built-in laser to quickly and accurately acquire targets. The FlashLauncher can be recharged at an agency, home or vehicle and is sold as a system or with separate accessories including AC recharger, DC recharger, holster, and CO2. The FlashLauncher is now in limited production for sale to both institutional users and consumers.

The PepperBall “SA-4” handheld launcher uses four Impact-Plus™ rounds, each having significantly more kinetic and chemical stopping power than the standard spherical round. The rounds are contained in a rapid-reload collar that snaps into the SA-4 barrel for reloading within a few seconds. The SA-4 is a primer-powered launcher which is intended for use by the law enforcement community, including law enforcement agencies, corrections officers, private security, and the military. It is a four-shot, re-loadable launcher which fires a patented PepperBall® fin-stabilized projectile. This launcher also has a holster which can be mounted in a patrol car or easily be worn alongside the officer’s current weapons’ belt. It is lightweight and is equipped with a laser pointer as well as a manual sighting device. It generally takes only one or two rounds from the SA-4 to gain compliance. Based on officer reports following initial field use of the SA-4, and the fact that this product has significantly more impact and payload than PTI’s standard spherical projectile launchers, it is expected that the number of rounds necessary to obtain compliance will be reduced.

Eric Wenaas, President and CEO of PTI noted, “Several years ago I was asked by the board to take over the management of PepperBall. The company had established an effective non-lethal product base and name brand but the greatest opportunity we saw for the company was a need in the marketplace for new products. That need became the focus of management and the board, with the product development financed by that group. During the development period we continued to market and enhance our existing product line which resulted in increased sales. Today the new product development efforts have resulted in two totally new finished products called the FlashLauncher and the SA-4 which we are introducing through our existing distribution channels as well as new channels for the consumer market. We are in the process of ramping up production and have commenced initial sales of these products. Additionally, PepperBall is beginning production of a new lightweight hand-held product that is designed for personal protection for use in the consumer and institutional market. We believe this new product to have a very broad potential market. With those developments underway it became time for the company to consider its options for financing and the future. The opportunity to merge with NASDAQ listed SWAT, and expand on our leading position in the less-lethal marketplace as a public company was a convincing factor as PTI explored its options for growth and capital. We believe that our new products, including those pictured below, will rapidly achieve significant sales and are convinced the merging of our companies will result in an excellent growth opportunity for our combined shareholder base.”

PepperBall SA-4 Pistol Launcher and rapid-reload cartridge designed for institutional customers is available with a holster.	FlashLauncher co-developed with Tippmann Sports LLC, shown with vehicle battery charger, compressed gas cylinders and PepperBall containers.

PepperBall’s full line of products, including specifications and demonstration videos can be accessed on their website at: www.pepperball.com.

Current SWAT CEO and CFO, Jeff McGonegal, who will remain with the combined entity as its CFO stated, “The joining of these two competitors in the less-lethal market segment will create a supplier with a full line of less-lethal launchers and projectiles, led by a very experienced and dedicated management team. This will also serve to eliminate the litigation existing between the two organizations that has been expensive and distracting for both companies.”

About Security With Advanced Technology, Inc.
Security With Advanced Technology, Inc. is a provider of high-tech security products and services, which include non-lethal personal protection devices, surveillance and intrusion detection systems and mobile digital video surveillance solutions through its Veritas Tactical and Technology Division business segments. SWAT’s products and services are designed for government agencies, military and law enforcement, in addition to transportation, commercial facilities and non-lethal personal protection segments. For additional information visit www.swat-systems.com or call the corporate headquarters at (800) 498-7965.

About Veritas Tactical
The Veritas Tactical division of SWAT is on the cutting edge of product innovation for less-lethal weapons and tactical training. Veritas Tactical’s goal is to provide innovative tools and training to increase the tactical effectiveness of law enforcement and military agencies worldwide. The division’s products and training are currently only offered to military, law enforcement, and qualified personnel. To learn more about Veritas Tactical, go to www.veritastactical.com

About the Technology Division
Security With Advanced Technology’s Vizer Group specializes in product design, system design, engineering, installation, and integration of facility security systems including access control, video surveillance, intrusion detection, and wireless mesh network systems. Vizer has also developed a unique and proprietary security solution called CommandGrid™, which gives clients complete control over access, alarms, and video systems remotely, through a secure connection accessed at www.vizergroup.com.

Forward-Looking Statement

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company and may not materialize, including, without limitation, the efficacy of the company’s products and services, the company’s ability to secure its ownership of, right to use and protect its intellectual property and proprietary technology and the company’s ability to close the PTI acquisition, integrate the combined operations into a viable enterprise and to complete development of, launch and achieve acceptable levels of sales and margins for its products and services. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors. Furthermore, the company does not intend (and is not obligated) to update publicly any forward-looking statements, except as required by law. The contents of this release should be considered in conjunction with the warnings and cautionary statements contained in the company’s recent filings with the SEC.

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Contacts:
        SWAT:
         Jeff McGonegal - CEO - 303-475-3786

         PepperBall:
         Eric Wenaas - President & CEO - 858-638-0236